                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Family Steak Houses of Florida, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32266

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

     You are cordially invited to attend the Annual Shareholders' Meeting to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida 32233, on Tuesday, June 18, 1996 at 10:00 a.m. for the purpose of:

           1. Electing Directors;

           2. Considering a shareholder proposal to change the Company's stock listing; and

           3. Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 1, 1996 as the record date for determining shareholders entitled to vote at the Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

     The Company hopes that as many shareholders as possible will personally attend the Meeting. Whether or not you plan to attend the Meeting, please complete the enclosed proxy and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Meeting.

                                           /s/ Lewis E. Christman, Jr.
                                           ----------------------------------
                                           Lewis E. Christman, Jr.
                                           President and CEO

Date: May 1, 1996

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32266

                                PROXY STATEMENT
                                      FOR
                      1996 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

     The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors of Family Steak Houses of Florida, Inc. (the "Company") to be used at the 1996 Annual Meeting of Shareholders, which will be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida, at 10:00 a.m. on Tuesday, June 18, 1996. The principal executive offices of the Company are located at 2113 Florida Boulevard, Neptune Beach, Florida 32266. The approximate mailing date of this Proxy Statement is May 1, 1996.

     The proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted as hereinafter stated in this Proxy Statement.

     Insofar as management has been advised, no officer, director or director nominee of the Company at any time since the beginning of its last fiscal year, nor any associate of any such officer, director, or director nominee has any substantial interest in the matters to be acted upon at the 1996 Annual Meeting of Shareholders.

RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on May 1, 1996 as the record date for determination of shareholders entitled to vote at the meeting. Holders of the Company's common stock, par value $0.01 per share (the "Common Stock") as of May 1, 1996 will be entitled to one vote for each share held, with no shares having cumulative voting rights. No other class of the Company's securities is entitled to vote at the meeting. As of April 12, 1996, the Company had outstanding 10,890,600 shares of Common Stock.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of shares present, either in person or by proxy, at the Annual Meeting of Shareholders is necessary for the election of any director nominee.

     Under the Florida Business Corporation Act, directors are elected by a plurality of the votes cast and other matters are approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the act or the articles of incorporation. Therefore, under Florida law, abstentions and broker non-votes have no effect. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain matters under the rules of the exchange on which the stock is traded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT

     The table set forth below presents certain information regarding beneficial ownership of the Company's Common Stock (the Company's only voting security), as of February 9, 1996, by (i) each shareholder known to the Company to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of the Common Stock outstanding and (ii) all officers and director nominees of the Company as a group. The shares of Common Stock beneficially owned by each director nominee are shown in the table beginning on page 3 of this Proxy Statement.

                                                                       AMOUNT OF COMMON
                        NAME AND ADDRESS OF                           STOCK BENEFICIALLY   PERCENT OF
                          BENEFICIAL OWNER                                  OWNED            CLASS
- --------------------------------------------------------------------  ------------------   ----------
Cerberus Partners, L.P..............................................       1,250,000(1)       10.3%
  950 Third Ave., 20th Floor
  New York, New York 10022
Heartland Advisors, Inc.............................................         701,000           6.5%
All Officers and Directors..........................................         404,999(2)        3.6%
  Nominees as a Group (6 Persons)

- ---------------

(1) Represents shares issuable upon the exercise of certain stock purchase warrants issued October 1, 1988, pursuant to which the holders thereof have the right to purchase an aggregate of up to 1,250,000 shares of Common Stock for $.40 per share. None of such shares are outstanding.
(2) Includes an aggregate 281,050 of shares of common stock which certain of the Company's executive officers and directors have the right to acquire immediately or within sixty days (60) upon the exercise of certain options granted pursuant to the Company's 1986 Employee Incentive Stock Option Plan and the 1995 Long Term Incentive Plan.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The business of the Company is under the general management of a Board of Directors as provided by the corporation laws of Florida, the Company's state of incorporation. In accordance with the Bylaws of the Company, which empower the Board of Directors to appoint such committees as it deems necessary and appropriate, the Board of Directors has appointed an Executive Committee, an Audit Committee and an Executive Compensation Committee.

     The Executive Committee is authorized to exercise the powers and duties of the full Board of Directors between meetings of the Board and while the Board is not in session. Currently, the members of the Executive Committee are Directors Gray and Glickstein, each of whom are non-employee Directors, and Director Christman. The Executive Committee held three meetings in 1995. All members of the Committee attended each of these meetings.

     The Audit Committee's basic functions are to assist the Board of Directors in discharging its fiduciary responsibilities to the shareholders and the investment community in the preservation of the integrity of the financial information published by the Company, to maintain free and open means of communication between the Company's directors, independent auditors and financial management, and to ensure the independence of the independent auditors. Currently, the members of the Audit Committee are Directors Gray and Glickstein, each of whom are non-employee Directors, and Director Christman. The Audit Committee held one meeting during fiscal year 1995. All members of the Audit Committee attended this meeting.

     The Executive Compensation Committee administers the Company's qualified Employee Incentive Stock Option Plan and is responsible for establishing executive officer salaries and granting qualified stock options to officers and managerial employees of the Company. The current members of the Executive Compensation Committee are Directors Glickstein and Gray, each of whom are non-employee Directors, and Director Christman. The Executive Compensation Committee held three meetings during fiscal year 1995. All members of the Executive Compensation Committee attended these meetings.

     The Board of Directors held 11 meetings during fiscal year 1995. Each of the directors attended at least 75% of the meetings of the Board of Directors.

     The Board of Directors does not have a Nominating Committee.

DIRECTOR COMPENSATION

     Two of the four director nominees are not employees of the Company. In order to attract and retain highly qualified independent directors through an investment interest in the Company's future success, the Company enacted in 1985 a non-qualified Stock Option Plan for Non-Employee Directors (the "Director's Plan").

     Each director eligible under the Directors Plan annually receives an option to purchase 9,000 shares of Common Stock. Typically options are granted on the first business day of each calendar year, at an option exercise price per share equivalent to a price such that the aggregate fair market value on the date of grant for all shares subject to the options exceeds the aggregate option exercise price by the amount of $10,000. Options granted under the Director's Plan are immediately exercisable and expire five years from the date of grant.

     On January 2, 1996 options were granted to Directors Gray and Glickstein for the purchase of 9,000 shares each at a purchase price of $.01 per share. Since the price of the stock was $.78 on January 2, 1996, the Company granted an additional 3,800 shares to each eligible director at a purchase price of $.01 per share so that the market value of all options granted in 1996 exceeded the option exercise price by $10,000.

     Directors who are full-time employees of the Company receive $90 for each Board of Directors meeting attended. Directors who are not employees of the Company receive a fee of $450 for each Board of Directors meeting or Executive Committee Meeting attended. No fees are awarded directors for attendance at meetings of the Audit or Executive Compensation committees of the Board of Directors.

MATTERS TO BE ACTED UPON

     1. Election of Directors

     The Board of Directors recommends that the shareholders vote for the election of the four (4) nominees listed below to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.* Each of the nominees presently is serving as a director of the Company. Mr. Christman was appointed in February 1993 and elected by the shareholders at the 1993 annual meeting. Directors Gray and Glickstein were appointed in June 1994 and elected by the shareholders in August 1994. Director Martin was elected by the shareholders in June 1995. Should any one or more of the nominees become unavailable to accept nomination or election as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend, unless the Board reduces the number of directors.

                                                                        COMMON STOCK
                                                                     BENEFICIALLY OWNED
                                                                            AS OF            PERCENT
            NAME                   BUSINESS EXPERIENCE AND AGE       FEBRUARY 9, 1996(1)   OF CLASS(2)
- ----------------------------  -------------------------------------  -------------------   -----------
Lewis E. Christman, Jr.       President & CEO of the Company since          61,409              .56%
                                April 1994. Purchasing consultant
                                to the Company from January 1994 to
                                March 1994. Partner, East Coast
                                Marketing since 1990; Chairman of
                                the Board of Neptune Marketing Inc.
                                (food broker) from 1979 to 1989;
                                age 76.
Joseph M. Glickstein, Jr.     Partner, Glickstein & Glickstein, law         42,763              .39%
                                firm since 1950, age 69.
Richard M. Gray               Partner, Gray & Kelley, CPAs, since           42,763              .39%
                                1973. President & Director of
                                Universal Marion Corp. since 1973.
                                Age 64.
Robert J. Martin              Vice President of the Company since          153,364             1.40%
                                April 1994. Vice President of Steak
                                House Construction Corporation, the
                                Company's wholly owned construction
                                subsidiary, since 1981. Age 68.

- ---------------

  * The Company mourns the recent death of long-time officer and director William Stanley Smith, Jr. The Board of Directors intends to appoint a qualified successor as soon as practical.

(1) Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within sixty (60) days of February 9, 1996, as follows: Lewis E. Christman, Jr., 50,000 shares; Joseph M. Glickstein, Jr., 12,800 shares; Richard M. Gray, 12,800 shares; Robert J. Martin, 100,750 shares.
(2) The percentages represent the total of the shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of February 9, 1996, plus any stock options or warrants exercisable by such person within 60 days following February 9, 1996.

     There are no family relationships between any of the nominees and executive officers of the Company. There are no arrangements or understandings between any director and any other person pursuant to which any of the nominees has been nominated.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company's equity securities, to file reports of ownership in such securities and changes in ownership in such securities and with the Securities and Exchange Commission (the "Commission") and the Company.

     Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that during 1995 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely satisfied.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee (the "Committee"), currently consisting of directors Christman, Glickstein and Gray, uses the following objectives as guidelines for its executive compensation decisions; to provide a compensation package that will attract, motivate and retain qualified executives; to ensure a compensation mix that focuses executive behavior on the fulfillment of annual and long-term business objectives; and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's shareholders.

     The Company's compensation package in 1995 for its executive officers consisted of base salary and stock option grants. The Committee determined stock option awards and salary level for the Company's Chief Executive Officer. The Chief Executive Officer, in consultation with the Committee, makes decisions regarding salary and annual bonuses and recommendations regarding stock option grants to other executive officers of the Company.

  General Compensation Policies

     In general, base salary levels are set at the minimum levels believed by the Company's Chief Executive Officer to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure.

     The Company's Chief Executive Officer, in consultation with the Executive Compensation Committee adjusts salary levels for executive officers based on achievement of specific annual performance goals, including personal, departmental and overall Company goals depending upon each officer's specific job responsibilities. The Chief Executive Officer also uses his subjective judgment, based upon such criteria as the executive's knowledge of and importance to the Company's business, willingness and ability to accomplish the tasks for which he or she was responsible, professional growth and potential, the Company's operating earnings and an evaluation of individual performance, in making salary decisions. Compensation paid to executive officers in prior years is also taken into account. No particular weighting is applied to these factors.

     Each of the Committee and Chief Executive Officer may determine that the Company's financial performance and individual achievements merit the payment of annual bonuses. In recent years, no bonuses have been awarded to any officers of the Company.

     The Committee determines annual stock option grants to executive officers, other than the Chief Executive Officer, and other eligible employees based on recommendations of the Chief Executive Officer. Stock options are intended to encourage key employees to remain employed by the Company by providing them with a long term interest in the Company's overall performance as reflected by the market price of the Company's Common Stock. In making awards in 1996, the Chief Executive Officer and the Committee considered, without assigning a particular weighting, the number of options previously granted to the executive, the executive's salary, the Company's performance and the need for a long term focus on improving shareholder value.

     The Committee will consider any federal income tax limitations on the deductibility of executive compensation in reaching compensation decisions and will seek shareholder approval where such approval will eliminate any limitations on deductibility.

  CEO Compensation

     Considering the improved profitability of the Company in 1995, the Company's successful debt restructuring, and the salary being paid to the Company's prior Chief Executive Officer, the Committee decided to increase Mr. Christman's salary from $90,000 to $130,000 effective June 20, 1995. In order to provide an incentive to Mr. Christman, the Committee granted him an option to purchase 200,000 shares of the Company's Common Stock an exercise price of $.40, a price which was higher than the market price as of the date of the Company's contractual agreement with Mr. Christman, exercisable over four years.

                                          Respectfully Submitted,

                                          Lewis E. Christman, Jr.
                                          Joseph M. Glickstein, Jr.
                                          Richard M. Gray

EXECUTIVE PAY

     The summary compensation table below sets forth a summary of the compensation earned by the Company's chief executive officers from 1993 to 1995. ("Named Executives".)

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                           ANNUAL COMPENSATION              ----------------------------------
                                -----------------------------------------    SECURITIES
  NAME AND PRINCIPAL                                       OTHER ANNUAL      UNDERLYING         ALL OTHER
       POSITION          YEAR   SALARY($)(1)   BONUS($)   COMPENSATION(2)   OPTIONS # (3)   COMPENSATION($)(4)
- -----------------------  ----   ------------   --------   ---------------   -------------   ------------------
Lewis E. Christman,
  Jr...................  1995     $109,538        -0-         $20,000          200,000           $    488
  President & CEO        1994       63,794        -0-             -0-           20,409                 --
George F. Staudter.....  1994     $ 38,654        -0-             -0-               --           $ 20,000
  President & CEO,       1993       26,769        -0-             -0-          200,000                 --
  December 1993 to
  April 1994
James W. Osborn........  1993     $ 44,212        -0-             -0-            9,000           $ 23,750
  President & CEO,
  January 1993 to
  May 1993
Eddie L. Ervin, Jr.....  1993     $130,000        -0-         $20,000            9,000           $  1,887
  Chairman of the
  Board 1993,
  President & CEO,
  May 1993 to
  December 1993

Explanation of Columns:

(1) Salary: Total base salary paid during the year.

(2) Other Annual Compensation: All additional forms of cash and non-cash compensation. The value of all personal benefits and perquisites received by the named executives was less than the required reporting threshold, except for automobile allowances of $20,000 paid to Mr. Ervin in 1993 and $20,000 paid to Mr. Christman in 1995.

(3) Securities Underlying Options: Number of shares of Common Stock underlying grants of options made during the year. The options issued to Mr. Osborn, Mr. Ervin and Mr. Staudter expired upon their resignations.

(4) All Other Compensation: All other compensation that does not fall under any of the aforementioned categories. Amounts shown include $20,000 as severance payment to Mr. Staudter upon his resignation and $23,750 as severance payment to Mr. Osborn upon his resignation.

  Option Grants And Exercises

     The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock made to the named executives in 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              %
                                            TOTAL                                       POTENTIAL REALIZABLE
                                           OPTIONS                                        VALUE AT ASSUMED
                              NUMBER OF    GRANTED                                  ANNUAL RATES OF STOCK PRICE
                              SECURITIES     TO                                       APPRECIATION FOR OPTION
                              UNDERLYING  EMPLOYEES  EXERCISE  MARKET                      OPTION TERM(3)
                               OPTIONS    IN FISCAL   PRICE     PRICE   EXPIRATION  ----------------------------
            NAME               GRANTED      YEAR      ($SH)     ($SH)      DATE      0%($)     5%($)     10%($)
- ----------------------------- ----------  ---------  --------  -------  ----------  --------  --------  --------
Lewis E. Christman, Jr.(1)...   200,000      21.3%    $  .40   $0.8125     8/15/05  $ 82,500  $184,695  $341,483
Robert F. Scott(1)...........   100,000      10.7       0.40    0.8125     8/15/05    41,250    92,347   170,742
Robert F. Scott(2)...........    16,000       1.7       0.75    0.7500     9/05/05        --     7,546    19,125
Robert J. Martin(1)..........    50,000       5.3       0.40    0.8125     8/15/05    20,625    46,174    85,370
Robert J. Martin(2)..........    16,000       1.7       0.75    0.7500     9/05/05        --     7,546    19,125
Edward B. Alexander(1).......    50,000       5.3       0.40    0.8125     8/15/05    20,625    46,174    85,370
Edward B. Alexander(2).......    16,000       1.7       0.75    0.7500     9/05/05        --     7,546    19,125
                              ----------  ---------                     ----------  --------  --------

- ---------------

(1) Options granted on August 25, 1995, all of which are exercisable on that date, pursuant to the Company's 1995 Long Term Incentive Plan. Options expire 10 years from the date of grant.
(2) Options granted on September 5, 1995, all of which are exercisable on that date, pursuant to the Company's 1995 Long Term Incentive Plan. Options expire 10 years from the date of grant.
(3) The dollar amount under the columns assumes that the market price of the Common Stock from the date of the option grant appreciates at cumulative annual rates of 0%, 5% and 10%, respectively, over the option term of ten years. The assumed rates of 5% and 10% were established by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the Common Stock.

  Option Exercises And Year-End Option Value

     The following table sets forth information concerning the number of unexercised options to purchase the Company's common stock held by the named executives at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR, AND YEAR-END OPTION VALUE

                                                                           SECURITIES
                                                                           UNDERLYING            VALUE OF
                                                                           NUMBER OF           UNEXERCISED
                                                                          UNEXERCISED          IN-THE-MONEY
                                              SHARES                       OPTIONS AT           OPTIONS AT
                                             ACQUIRED                     YEAR-END(#)          YEAR-END($)
                                            ON EXERCISE      VALUE     ------------------   ------------------
                                              IN 1995       REALIZED      EXERCISABLE/         EXERCISABLE/
                   NAME                         (#)           ($)        UNEXERCISABLE        UNEXERCISABLE
- ------------------------------------------  -----------     --------   ------------------   ------------------
Lewis E. Christman, Jr....................    --              --       50,000  / 150,000    $19,063  /  57,188(1)
Robert F. Scott...........................    --              --       25,000  /  75,000      9,531  /  28,594(1)
Robert F. Scott...........................    --              --           --  /  16,000         --  /     500(2)
Robert J. Martin..........................    --              --       12,500  /  37,500      4,766  /  14,297(1)
Robert J. Martin..........................    --              --           --  /  16,000         --  /     500(2)
Edward B. Alexander.......................    --              --       12,500  /  37,500      4,766  /  14,297(1)
Edward B. Alexander.......................    --              --           --  /  16,000         --  /     500(2)

- ---------------

(1) Market value of underlying securities at year end ($.781 at January 3, 1996), minus the exercise price of $.40 or (2) $.75.

EMPLOYMENT AGREEMENTS

     In June 1995, the Company entered into an employment agreement with Lewis
E. Christman, Jr., providing for compensation of $130,000 per year, with bonuses to be awarded by the Board of Directors in its discretion, and a $20,000 car allowance every two years. Additionally, the contract provides for the grant of an option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $.40 per share.

     In June 1995, the Company entered into an employment agreement with Robert
F. Scott, providing for compensation of $90,000 per year, with bonuses to be awarded by the Board of Directors in its discretion and a provision to lease an automobile for the benefit of the employee. Additionally, the contract provides for the grant of an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $.40 per share.

     In June 1995, the Company entered into an employment agreement with Robert
J. Martin, providing for compensation of $65,000 per year, with bonuses to be awarded by the Board of Directors in its discretion. Additionally, the contract provides for the grant of an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $.40 per share.

     In April 1995, the Company entered into an employment agreement with Edward
B. Alexander, providing for compensation of $75,000 per year, with bonuses to be awarded by the Board of Directors in its discretion. Additionally, the contract provides for the grant of an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $.40 per share.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The Securities and Exchange Commission requires a five-year comparison of stock price performance of the Company with both a broad equity market index and a published industry index or peer group. The Company's total return compared with the NASDAQ market index and the Media General Restaurant Index is shown on the following graph. The Media General Restaurant Index includes 243 publicly held restaurant companies.

     This graph assumes that $100 was invested on January 2, 1991 and all dividends were reinvested in the Company's Common Stock and the other indices.

                                   [GRAPH]

                                 Family Steak
      Measurement Period           Houses of     Industry In-
    (Fiscal Year Covered)           Florida           dex        Broad Market
1991                                    100.00          100.00          100.00
1991                                    120.00          128.10          128.38
1992                                     85.01          157.44          129.64
1993                                     80.00          172.03          155.50
1994                                     45.01          154.88          163.26
1995                                    125.01          211.66          211.77

     The preceding sections entitled "Report of the Compensation Committee" and "Comparison of Five-Year Cumulative Total Return" shall not be deemed incorporated by reference as a result of any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates these sections by reference, and shall not otherwise be deemed to be filed under the Securities Act or Exchange Act.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee has recommended to the Board of Directors that the accounting firm of Deloitte & Touche, LLP be engaged as independent auditor for the Company for 1996. The firm of Deloitte & Touche, LLP, served as the independent accountants for the Company for the fiscal year ending January 3, 1996. That firm has served as the auditor for the Company since 1991. Representatives of Deloitte & Touche are expected to be present at the annual meeting of shareholders to respond to appropriate questions.

     2. Proposal to Change Company Stock Listing

     The Company's common stock currently trades on NASDAQ under the ticker symbol "RYFL". However, stock listings in various periodicals report market activity in the Company's stock under the abbreviation "FamStk". The Company has received a shareholder proposal that the Company change its listing from "FamStk" to "RyanFL". The Company has determined that such a change can be accomplished at minimal cost. The shareholder proposal indicates that they believe a change in the Company's stock listing is advantageous for several reasons. First, they believe the investing public identifies the Company as a franchisee of Ryan's Family Steak Houses. Therefore, they believe that existing and prospective investors are more inclined to look for a listing of the Company's stock under a listing bearing some resemblance to the Ryan's name. The shareholder does not believe that most existing and prospective investors are familiar with the Company's actual corporate name, Family Steak Houses of Florida, Inc., and therefore do not readily locate information regarding market activity in the Company's common stock under the listing "FamStk". The shareholder also believes that the Company can gain some synergy from a stock listing in closer approximation to the stock listing information of its franchisor, Ryan's Family Steak Houses, Inc. Notwithstanding these advantages, the Company has a concern that some confusion among investors may develop if a change in listing is implemented without adequate notice, particularly to existing shareholders. Therefore, although shareholder approval is not required for the Company to adopt this change in its stock listing, the Company hereby submits the proposal to the shareholders for a vote in an effort to accommodate the desires of shareholders and provide adequate notice of the proposed change.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

     3. Other Matters

     The Board of Directors is not aware of any other matters to come before the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Proposals of shareholders to be presented at the 1997 Annual Meeting of Shareholders must be received at the Company's executive offices by November 15, 1996, to be considered for inclusion in the Company's proxy materials relating to that meeting.

                            SOLICITATION OF PROXIES

     This proxy is solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, regular employees of the Company may solicit proxies by mail, telephone or telegraph. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material and Annual Report to beneficial owners of stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred with respect to such action.

                                          By Order of the Board of Directors

                                          /s/ Lewis E. Christman, Jr.
                                          ------------------------------------
                                          Lewis E. Christman, Jr.
                                          President and CEO

Date: May 1, 1996

                                                                     Appendix A



                     FAMILY STEAK HOUSES OF FLORIDA, INC.
             2113 Florida Boulevard, Neptune Beach, Florida 32266
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




     The undersigned hereby appoints Lewis E. Christman, Jr. and Edward B. Alexander (the "Proxy Agents"), and each of them individually, the attorneys, agents, and proxies of the undersigned with full power of substitution, to vote all of the shares of stock of Family Steak Houses of Florida, Inc. (the "Company"), owned by the undersigned on May 1, 1996, at the 1996 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. on June 18, 1996 and any adjournment thereof, with all powers that the undersigned would possess if personally present, pursuant to the following directions:

               (Continued and to be signed on the reverse side)









                            -FOLD AND DETACH HERE-

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.        Please mark  /X/
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.                             your votes as
                                                                                                         indicated in
                                                                                                         this example


       1. ELECTION OF DIRECTORS                           Lewis E. Christman, Jr., Joseph M. Glickstein, Jr., Richard M. Gray and
                                                          Robert J. Martin
   FOR all nominees            WITHHOLD
  listed (except as           AUTHORITY                  (To withhold authority to vote for any individual nominee, strike out that
   marked to the           to vote for all                nominee's name.)
  contrary at right)     nominees listed at right

       / /                      / /


2. PROPOSAL TO CHANGE COMPANY STOCK LISTING              3. OTHER MATTERS
FOR the proposal to change company stock listing.        FOR Proxy Agents to vote in their discretion as to such other matters as
AGAINST PROPOSAL to change company stock listing.        may properly come before the meeting.
                                                         WITHOLD AUTHORITY for proxy holders to vote in their discretion as to such
     FOR         AGAINST       ABSTAIN                   other matters as may properly come before the meeting.
     / /          / /            / /

                                                                     WITHHOLD
                                                             FOR     AUTHORITY
                                                             / /        / /
                                                                                 The undersigned hereby revokes any proxy heretofore
                                                                                 given with respect to said stock and acknowledges
                                                                                 receipt of the Notice of Annual Meeting and Proxy
                                                                                 Statement dated May 1, 1996.

                                                                                 ---------------------------------------------------
                                                                                 Signature(s)

                                                                                 ---------------------------------------------------

                                                                                 DATED:                                       , 1996
                                                                                       ---------------------------------------

                                                                                 IMPORTANT: Please date this proxy and sign exactly
                                                                                 as your name or names appear(s) hereon.  If the
                                                                                 shares are held jointly, signatures should include
                                                                                 both names. Personal representatives, executors,
                                                                                 guardians and others signing in a representative
                                                                                 capacity should give full title.  PLEASE RETURN
                                                                                 PROMPTLY IN THE ACCOMPANYING ENEVELOPE.
- -----------------------------------------------------------------------------------------------------------------------------------
                            -FOLD AND DETACH HERE-